Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated April 9, 2025 relating to the Common Shares, no par value, of Americas Gold and Silver Corporation shall be filed on behalf of the undersigned.

NEWGEN ASSET MANAGEMENT LIMITED By: /s/ David Dattels
Name: David Dattels
Title: President of NewGen Asset Management Limited

NEWGEN HOLDCO LIMITED By: /s/ David Dattels
Name: David Dattels
Title: Authorized Signatory for NewGen Holdco Limited

NEWGEN EQUITY LONG/SHORT FUND By: /s/ David Dattels
Name: David Dattels
Title: President of NewGen Asset Management Limited on behalf of NewGen Equity Long/Short Fund